                                                                   EXHIBIT 10.25


[HONEYWELL LOGO]                                                      Memorandum


Date:    February 13, 2002

To:      Barry C. Johnson

From:    Donald J. Redlinger

Subject: Employment Separation Agreement and Release

This Employment Separation Agreement and Release ("Agreement and Release") confirms our mutual understanding regarding your rights and benefits incident to your termination of employment with Honeywell International Inc., its predecessor companies, affiliates, subsidiaries and business units, past and present ("Honeywell" or the "Company"). By signing this Agreement and Release, you hereby acknowledge that these benefits are in full satisfaction of all rights to termination or severance related benefits for which you may have been eligible or may claim to be eligible under any agreement or promise, to include the Honeywell International Inc. Severance Plan for Senior Executives ("Senior Severance Plan"), whether written or oral, express or implied, or any Company sponsored severance plan or program.

Date of Termination

You have previously agreed to your separation from service from the Company. Accordingly, your last day of active employment will be February 28, 2002.

Vacation Pay

Unused current year accrued vacation pay shall be paid periodically in accordance with your normal pay cycle. You are entitled to 3 days of unused current year accrued vacation pay. Current year vacation pay ceases to accrue as of your last day of active employment.

After your current year accrued vacation, you shall be entitled to 20 days of pay attributable to your grandfathered vacation transition amount. Your grandfathered vacation transition amount shall be paid periodically in accordance with your normal pay cycle ("Grandfathered Vacation Period").

Severance Pay

Based on the Senior Severance Plan, you would be entitled to $2,752,500 as part of your severance package. However, you are obligated to the Company for $1,071,268 due to a Supplemental Executive Retirement Plan ("SERP") overfunding and $736,287.98 for an outstanding tax loan. Therefore, the net amount due to you is $944,944.02, hereinafter


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referred to as the "Final Salary Continuation Amount". See Exhibit A for a
detailed summary. Provided you sign and return this Agreement and Release in the form provided to you, at the end of your Grandfathered Vacation Period you shall receive 36 months of base salary continuation ("Salary Continuation Period") at the annualized rate of $314,981.34. The determination of the annualized rate is explained in detail hereinafter in this Agreement. Your Salary Continuation Period shall extend from April 3, 2002 through April 2, 2005. The period commencing on the day following your last day of active employment and ending on the last day of your Salary Continuation Period is referred to herein as the "Benefit Period".

The Company reserves the right in its sole discretion to continue your salary, but not at a rate in excess of the annualized rate of $314,981.34, and/or certain benefits while you review this Agreement and Release, provided that this salary and benefits continuation shall in no event be construed as a waiver by the Company of the provision in the Senior Severance Plan making benefits contingent on execution of a release of claims in favor of the Company. You agree that the salary continuation and benefits continuation you receive during the review period will be credited against the salary continuation and benefits continuation described in the Agreement and Release. If you choose not to sign and return this Agreement and Release in the form provided to you, then you will be required to reimburse the Company for any Consideration (as hereinafter defined) paid to you hereunder.

All vacation and base salary continuation benefits are subject to federal, state and other applicable taxes and withholdings.

Group Insurance Coverage

Provided you sign and return the Agreement and Release in the form provided to you, you may elect to retain your coverage in the Company's group insurance plans for active employees through the end of the month in which your Benefit Period ends, except as otherwise provided below. The employee share of any premiums shall automatically be deducted from your salary continuation amounts unless you notify us, in writing, that you wish to cancel your insurance coverage. Notwithstanding any provision herein to the contrary, eligibility for short-term disability coverage, long-term disability coverage and any business travel insurance that you may have will terminate as of your last day of active employment. You may elect to retain any Group Universal Life Insurance Program
(GUL) coverage you have through your Benefit Period. If you wish to continue your GUL insurance beyond the Benefit Period on a direct pay basis, you can contact CIGNA at 800-243-3264.

As noted above, your active Honeywell group health insurance coverage will expire on April 30, 2005. At that time, you may elect to continue your group medical and dental insurance coverage pursuant to the federal COBRA law, assuming you have not allowed this coverage to expire during the Benefit Period. Honeywell's COBRA administrator will be contacting you at the end of your Benefit Period to provide you with further details and election forms. COBRA coverage is totally employee paid and is generally available at the rate of one hundred two percent (102%) of the applicable premium.


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Flexible Spending Accounts

Provided you sign and return this Agreement and Release in the form provided to you, you may elect to retain your coverage in the Company's Section 125 plan, including both health and dependent care flexible spending accounts, through the end of the month in which your Benefit Period ends. Any amounts you elect to contribute to a flexible spending account shall automatically be deducted from your vacation pay or base salary continuation amounts. If, at the time you cease to be treated as an active employee for Section 125 plan purposes, you are eligible to continue coverage in your health flexible spending account pursuant to the federal COBRA law, you will be notified by the Company's COBRA administrator.

Honeywell Savings Plan and Supplemental Savings Plan

You have a non-forfeitable right to your entire account balance, including your Company match account, in the Honeywell Savings and Ownership Plan I (the "Savings Plan"). You also have a non-forfeitable right to your account (if any) in the Honeywell Supplemental Savings Plan. You may continue to participate in the Savings Plan and the Honeywell Supplemental Savings Plan during your Benefit Period to the extent otherwise permissible under applicable law. Your current deductions will continue until the end of your Benefit Period unless you decide to change or terminate your contributions. At the end of your Benefit Period, you will receive information relating to the distribution of your Savings Plan account balance, if any. Your account (if any) in the Honeywell Supplemental Savings Plan will be paid to you in accordance with your previous payment election(s).

Loan payments, if any, will continue to be withheld during your Benefit Period. At the end of your Benefit Period you will have 90 days in which to repay any loan or it will default and be treated as taxable income, subject to regular taxes and an additional early withdrawal penalty (unless an exception to such early withdrawal penalty applies).

Pension Plans

You participated in Honeywell's Retirement Earnings Plan. However, you have not vested in this benefit and therefore no retirement benefit is payable from this plan.

You also participated in the Honeywell International Supplemental Executive Retirement Plan ("SERP"). In December 2000, $1,400,000 was funded by the Company in your name in order to provide you with this SERP benefit. You are eligible to receive a SERP benefit in accordance with the terms of your pension letter dated December 17, 2001. The annual SERP benefit amount at age 60 is $36,139, which is increased at 5% per year until the end of your Salary Continuation Period. The amount payable on May 1, 2005, following your Salary Continuation Period, is $39,685.08 per year. The value of this SERP benefit in the form of a lump sum payment is $394,732, based upon a payment date of April 4, 2002. This lump sum has been determined using the interest rate and


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mortality assumptions that are currently in effect under the SERP. In lieu of receiving this SERP benefit in the form described above, a lump sum payment will be made to you as part of the transfer of funds from your Escrow Account (see below).

Honeywell will also reimburse you for reasonable accountants' fees related to the above transaction.

Escrow Account

In order to provide for your retirement benefit under the SERP, in December, 2000, the Company funded an escrow account in the amount of $1,400,000. Upon re-calculation it was determined that this account was funded in excess of what was necessary in order to provide you with the SERP benefit described above.

In addition, the Company provided to you two loans, in the amounts of $576,940 and $112,000, in order for you to meet your tax obligations incident to the funding of this SERP benefit. The excess funding, combined with the loan repayment and interest accrued, result in an obligation from you to the Company. In consideration of the cancellation of this obligation, you agree to accept the Final Salary Continuation Amount of $944,944.02 (see Exhibit A). Furthermore, you will receive a lump sum payment of the entire value of your portion of the SERP escrow account ($1,400,000 plus interest) payable to you no earlier than the first day of your Salary Continuation Period, April 3, 2002.

Short-Term Incentive Compensation Plan

For the year 2001, your incentive award will be based upon individual and company performance and your ICP target of 75%. The Company reserves sole discretion regarding the amount and payment, of any bonus attributable to all or any portion of the calendar year ending December 31, 2001. If the Corporation elects to award you a bonus with respect to all or any portion of such calendar year, it will be paid in accordance with the provisions of the AlliedSignal Inc. Incentive Compensation Plan for Executive Employees during March 2002. Any such bonus shall not include any period for which you have already received or will receive a short-term incentive compensation award.

During your Salary Continuation Period, you will not be eligible for a short-term incentive compensation award in accordance with the terms of the Senior Severance Plan. Rather, the dollar value of a short-term incentive compensation award was incorporated into the Final Salary Continuation Amount (see Exhibit A).

Stock Options

You currently have 132,000 vested stock options and an additional 168,000 will vest as scheduled. You may exercise the vested stock options in accordance with the following schedule:


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
-----------------------------------------------------
                                #
    Grant       Exercise    Vested as     Term to
    Date         Price      of 4/2/02     Exercise
-----------------------------------------------------
   7/21/00       $35.29      92,000        4/2/05
-----------------------------------------------------
   7/16/01       $36.27      40,000        4/2/05
-----------------------------------------------------
    Total                    132,000
-----------------------------------------------------

o  Treatment of the following unvested options:



----------------------------------------------------------------------------------------------------------------------
                                #
    Grant       Exercise    Unvested                                                          Options to    Term to
    Date         Price      on 4/2/02                        Comments                            Vest       Exercise
----------------------------------------------------------------------------------------------------------------------
   7/21/00       $35.29      138,000    o    Will vest as scheduled, 69,000 on 7/21/02        138,000       4/2/05
                                             and 69,000 on 7/21/03
----------------------------------------------------------------------------------------------------------------------
   7/21/00       $35.29      50,000     o    Forfeit all on 4/2/02 (EPS Performance               0            NA
                                             Options)
----------------------------------------------------------------------------------------------------------------------
   7/16/01       $36.27      60,000     o    Will vest as scheduled, 30,000 on 1/1/03          30,000       4/2/05
                                             and forfeit 30,000 on 4/2/02
----------------------------------------------------------------------------------------------------------------------
          Total              248,000                                                          168,000
----------------------------------------------------------------------------------------------------------------------

You may access your stock option account via the internet at www.benefitaccess.com, via the Honeywell Intranet, or by contacting the Honeywell Stock Option Service Center at Salomon Smith Barney at 1-888-723-3391.

Restricted Units

Your unvested restricted units will be treated as follows:

o Restricted Units - the 15,000 time based restricted units will vest as scheduled on July 21, 2003.

o Performance Restricted Units - the 15,000 performance contingent restricted units will be canceled on April 2, 2002 and Executive shall have no right to receive any payment in respect of such restricted units.

Deferred Incentive Compensation and Deferred Salary

Your eligibility to participate in the Deferred Incentive and Deferred Salary programs will cease at the end of your Grandfathered Vacation Period. Any deferred incentive compensation and deferred salary account balances, plus interest, will be paid in accordance with your previous payment and change in control elections. You will be vested in the premium interest rate for all your deferred incentive compensation and deferred salary accounts.

Special Cash Retention Bonus

Your final retention bonus of $90,000 was integrated into the Final Salary Continuation Amount and will not be paid separately to you on July 1, 2002 (see Exhibit A).


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Unemployment Insurance

You may be eligible for unemployment benefits. You should contact your local unemployment office. The Company will not oppose an application for unemployment benefits.

Executive Third Party Liability Insurance Coverage

Your participation in the Company-sponsored third-party liability insurance coverage program will expire on your last day of active employment, February 28, 2002.

Flexible Perquisite Program

The dollar value of your right to the Company's flexible perquisite program through the end of the calendar year is $37,500 based on three remaining quarters of 2002. In lieu of receiving a quarterly flexible perquisite allowance of $12,500 for the second, third and fourth quarters of 2002, the dollar value of this benefit was incorporated into the Final Salary Continuation Amount (see Exhibit A).

Other Officer Benefits and Perquisites

Your coverage under the Supplemental Long Term Disability and the Survivor Benefit programs will end as of your last day of active employment, February 28, 2002.

Executive Outplacement

Executive outplacement assistance is available to you for up to 12 months, ending February 28, 2003. The Company has several national agreements with premier outplacement firms. Executive outplacement assistance will be coordinated through your Human Resources office or by contacting Rob Novo, Human Resources Corporate Functions, (973) 455-6520.

Consideration for the Release

The severance pay, continuation of group insurance plan participation during your Salary Continuation Period, executive outplacement assistance and other benefits specified in the Agreement and Release to which you would not otherwise be entitled (the "Consideration") are all things of value that will be available to you only in return for your signed Agreement and Release in the form provided to you. If you choose not to sign this Agreement and Release in the form provided to you, you will still receive the vacation pay described herein. Your group insurance plan participation will generally end no later than the month in which your last day of active employment falls. Other payments and benefits will generally cease on your last day of active employment.


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Contingencies

In order to receive the benefits under this Agreement and Release, you must return this signed Agreement and Release to me at Honeywell International Inc., 101 Columbia Road, Morristown, New Jersey 07962, no later than March 12, 2002.

Provided that you have signed and returned this Agreement and Release, in the event of your death after your last day of active employment, payment of any remaining salary continuation amounts owing under this Agreement and Release will be made to your designated beneficiary or, if none, to your estate. However, employee benefits continuation will generally cease effective with your death.

In the event that before the end of your Benefit Period you accept a position with the Company, all payments and benefits under this Agreement and Release will terminate as of the date of your employment with the Company resumes. In such event, all payments and benefits paid to you before you are reinstated or rehired shall be considered to be valuable legal consideration to which you were not otherwise entitled and the Release of Claims, Confidentiality and Dispute Resolution provisions of this Agreement and Release shall remain in effect and fully enforceable.

Subject to the preceding paragraph, your acceptance of a position with another company will not affect your eligibility for benefits under this Agreement and Release. However, the Company reserves the right to cancel your benefits in the event that, either before or after your termination of employment, you (a) are convicted of a felony, (b) commit any fraud or misappropriate property, proprietary information, intellectual property or trade secrets of the Company for personal gain or for the benefit of another party, (c) actively recruit and offer employment to any management employee of the Company, (d) engage in intentional misconduct substantially damaging to the property or business of the Company, (e) make false or misleading statements about the Company or its products, officers or employees to competitors or customers or potential customers of the Company, or to current or former employees of the Company, or
(f) materially breach any of the terms of this Agreement and Release.

While receiving salary continuation benefits pursuant to this Agreement and Release you will not be eligible to return to work at Honeywell as a Honeywell employee, as a leased employee or as an independent contractor or consultant. While receiving salary continuation benefits and for at least six months after your Salary Continuation Period ends, you will not be eligible to return to work at Honeywell as an employee of a Honeywell vendor.

Release Of Claims

In exchange for the Consideration, you, Barry C. Johnson, do hereby waive and do hereby release, knowingly and willingly, Honeywell International Inc., its future parent corporations, its predecessor companies, its past, present and future divisions, subsidiaries, affiliates and related companies and their successors and assigns and all


                                     Page 7




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past, present and future directors, officers, employees and agents of these entities, personally and as directors, officers, employees and agents (collectively the "Honeywell Group"), from any and all claims of any nature whatsoever you have arising out of your employment and/or the termination of your employment with the Honeywell Group, known or unknown, including but not limited to any claims you may have under federal, state or local employment, labor, or anti-discrimination laws, statutes and case law and specifically claims arising under the federal Age Discrimination in Employment Act, the Civil Rights Acts of 1866 and 1964, as amended, the Americans with Disabilities Act, Executive Order 11246, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Labor-Management Relations Act, the Equal Pay Act and the Worker Adjustment Retraining and Notification Act, the New Jersey Law against Discrimination, as amended, the New Jersey Equal Pay Act, the New Jersey Smokers' Rights Law, the New Jersey Family Leave Act, the New Jersey Constitution, the New Jersey Conscientious Employee Protection Act, New Jersey common law, Claims under the Arizona Civil Rights Act, Arizona Equal Pay Law, the Arizona Constitution, Arizona common law and any and all other applicable state, county or local ordinances, statutes or regulations and any and all other applicable state, county or local statutes, ordinances or regulations and any other applicable state, county or local law, ordinance or statute including claims for attorneys' fees; provided, however, that this release does not apply to claims for benefits under Honeywell Group sponsored benefit plans covered under the Employee Retirement Income Security Act (other than claims for severance benefits), does not apply to claims arising out of obligations expressly undertaken in this Agreement and Release, and does not apply to claims arising out of any act or omission occurring after the date you sign this Agreement and Release. Any rights to benefits (other than severance benefits) under Honeywell Group sponsored benefit plans are governed exclusively by the written plan documents. You acknowledge and understand that you have accepted the Consideration referenced in this Agreement and Release in full satisfaction of all claims and obligations of the Honeywell Group to you regarding any matter or incident up to the date you execute this Agreement and Release and you affirmatively intend to be legally bound thereby.

You hereby agree and acknowledge that you are not entitled to receive any additional payments or benefits from the Honeywell Group related to your employment or termination of employment other than as expressly provided herein.

Cooperation and Nondisclosure

As further consideration for the benefits you receive under this Agreement and Release, you agree to cooperate fully with the Company in any matters that have given or may give rise to a legal claim against the Company, and of which you are knowledgeable as a result of your employment with the Company. This requires you, without limitation, to (1) make yourself available upon reasonable request to provide information and assistance to the Company on such matters without additional compensation, except for your out of pocket costs, (2) maintain the confidentiality of all Company privileged or confidential information including, without limitation, attorney-client privileged


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communications and attorney work product, unless disclosure is expressly authorized by the Company's law department, and (3) notify the Company promptly of any requests to you for information related to any pending or potential legal claim or litigation involving the Company, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting a representative of the Company to be present during any communication of such information.

Confidentiality

You, Barry C. Johnson, agree not to disclose or cause any other person to disclose to third parties, including employees of the Company, the terms of this Agreement and Release; provided, however, that you have the right to disclose the terms of this Agreement and Release to your spouse, your financial/tax advisor and your attorney and in response to a governmental inquiry, including a governmental tax audit or a judicial subpoena. You understand that your breach of this confidentiality provision shall excuse the Company from performing further under this Agreement and Release, and the Company shall be entitled to repayment of the Consideration provided hereunder upon demand. You agree that neither this Agreement and Release nor any version of this Agreement and Release shall be admissible in any forum as evidence against the Company or you except in a proceeding to enforce this Agreement and Release. This Agreement and Release does not constitute an admission of wrongdoing by either party.

You acknowledge and agree that any agreements signed by you relating to intellectual property and confidential information acquired by you as a result of your employment with the Company remain in full force and effect and place legal obligations upon you that continue beyond your employment with the Company. Exhibit B attached hereto and made a part hereof sets forth, in all material respects, the confidentiality covenants you have made with respect to knowledge acquired during your employment with the Company. You acknowledge and agree that you are reaffirming those covenants as part of this Agreement and Release. Exhibit C attached hereto and made a part hereof sets forth, in all material respects, your acknowledgement of your obligations upon termination of employment regarding Intellectual Property and Confidential Material.

Dispute Resolution

In the event of any claim regarding or dispute over the enforceability of this Agreement and Release or any part thereof (other than determinations under ERISA benefit plans), the parties agree to submit such dispute or claim to binding arbitration in Morristown, New Jersey or the closest American Arbitration Association to Morristown, New Jersey; provided, however, that this provision is expressly not intended to apply to any dispute covered by a claims appeal procedure contained in any ERISA plan document (other than a severance plan document). New Jersey law will apply to any dispute or claim regarding this Agreement or Release. To be timely filed, any such claim or dispute must be submitted to the Company for binding arbitration within the limitations period set by applicable federal or state law. The arbitrator shall be chosen by mutual agreement between you and the Company from among available arbitrators recommended by the


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American Arbitration Association. The arbitration hearing will take place with all due speed. The arbitrator shall render an award within 30 days of the arbitration hearing. The arbitrator shall have no power to amend, add to or subtract from this Agreement and Release. The award shall be admissible in any court or agency action seeking to enforce or render unenforceable this Agreement and Release or any portion thereof. The party determined by the Arbitrator(s) to have breached this Agreement or Release shall pay the legal fees of the non-breaching party.

Severability; Entire Agreement; No Oral Modifications; No Waivers

Should any of the provisions of this Agreement and Release (other than the Release of Claims provision) be determined to be invalid by a court of competent jurisdiction, the parties agree that this shall not affect the enforceability of the other provisions of the Agreement and Release. In such case, the parties shall renegotiate the invalidated provision(s) in good faith to effectuate its/their purpose and to conform the provision(s) to applicable law. This Agreement and Release constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. This Agreement and Release may be amended or modified only by an agreement in writing. The failure by the Company to declare a breach or otherwise to assert its rights under this Agreement and Release shall not be construed as a waiver of any right the Company has under this Agreement and Release.


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Acknowledgments And Certifications


You, Barry C. Johnson, acknowledge and certify that you:

(a) have read and understand all of the terms of this Agreement and Release and do not rely on any representation or statement, written or oral, not set forth in this Agreement and Release;

(b) have had a reasonable period of time to consider this Agreement and Release;

(c)   are signing this Agreement and Release knowingly and voluntarily;

(d) have been advised to consult with an attorney before signing this Agreement and Release;

(e) have the right to consider the terms of this Agreement and Release for 21 days and if you take fewer than 21 days to review this Agreement and Release, you hereby waive any and all rights to the balance of the 21 day review period; and

(f) have the right to revoke this Agreement and Release within seven days after signing it, by providing written notice of revocation to Donald J. Redlinger. If you revoke this Agreement and Release during this seven-day period, it becomes null and void in its entirety.



THIS IS A LEGALLY ENFORCEABLE DOCUMENT.



                                             HONEYWELL INTERNATIONAL INC.


/s/ Barry C. Johnson                         By: /s/ Donald J. Redlinger
--------------------                             ------------------------
Barry C. Johnson                                  Donald J. Redlinger
                                                  Senior Vice President
                                                  Human Resources


Dated: February 18, 2002                     Dated: February 18, 2002




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